Exhibit 10.3

AMENDMENT
TO THE
UNOVA, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The UNOVA, Inc. Supplemental Executive Retirement Plan (the “Plan”) is hereby amended in the following manner, in accordance with Section 11.1 of the Plan, and effective as of June 30, 2006, except where another date is provided herein.

1.                                       Section 2.34 is hereby amended by adding the following new definition with all subsequent sections in Article II renumbered accordingly:

Section 2.34                                “Rule of 70 Employee” shall have the same meaning as under Section 3.35 of the Intermec Pension Plan, except that, for purposes of the Supplemental Plan, such individual must also be an Active Participant on June 30, 2006.

2.                                       Article 3 is hereby amended by adding the following new section to the end thereof:

Section 3.3                                      Supplemental Plan Closed to New Participants  Notwithstanding the above, any key employee who, on or after July 1, 2006,  commences employment with, is re-hired by the Company shall not be eligible to participate in the Supplemental Plan.

3.             Article IV is hereby amended by adding the following new Section 4.7.

Section 4.7             Benefit Freeze for Employees other than Rule of 70 Employees.

Notwithstanding the above, effective July 1, 2006, no further benefits shall accrue under Article IV, V, or VI of the Plan with regard to any key employee who is not a Rule of 70 Employee.

IN WITNESS WHEREOF, INTERMEC, Inc., by its duly authorized representative, has caused this Amendment to be executed in its name and on its behalf on this 29th day of June, 2006.

INTERMEC, INC.

By	/s/ Larry D. Brady
Larry D. Brady
President and Chief Executive Officer